As filed with the Securities and Exchange Commission on May 15, 2002
                                                      Registration No. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         The Securities Act of 1933

                                ZiLOG, INC.
           (Exact name of Registrant as specified in its charter)

           Delaware                                         13-3092996
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                        Identification Number)
                              532 Race Street
                         San Jose, California 95126
 (Address, including zip code, of Registrant's principal executive offices)


               ZiLOG, Inc. 2002 Omnibus Stock Incentive Plan
                          (Full title of the Plan)


                             James M. Thorburn
                          Chief Executive Officer
                                ZiLOG, Inc.
                              532 Race Street
                         San Jose, California 95126
                               (408) 558-8500
 (Name, address and telephone number, including area code, of agent for service)


                                 Copies to:

    Daniel Jochnowitz, Esq.                         Thomas J. Ivey, Esq.
Vice President, General Counsel                  Skadden, Arps, Slate, Meagher
        and Secretary                                   & Flom LLP
         ZiLOG, Inc.                              525 University Avenue
       532 Race Street                                  Suite 1100
  San Jose, California 95126                       Palo Alto, CA 94301
       (408) 558-8500                                (650) 470-4500



                                        CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                            Proposed Maximum    Proposed Maximum
   Title of Each Class of Securities       Amount to be      Offering Price    Aggregate Offering      Amount of
            to be Registered                Registered          Per Share             Price         Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 per share par
value, to be issued under the
ZiLOG, Inc. 2002 Omnibus Stock
Incentive Plan:                            4,558,140(1)        $ 2.76(2)         $12,580,466(1)          $1,158
====================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated as of May 13, 2002 pursuant to Rule 457(h) solely for the purpose of calculating the registration fee.




PART I:       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.       Plan Information*

Item 2.       Registrant Information and Employee Plan Annual Information*

* The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.




PART II:      INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference

              The Securities and Exchange Commission requires us to "incorporate by reference" certain of our publicly filed documents. ZiLOG, Inc. hereby incorporates by reference, into this registration statement, the following documents:

              1. ZiLOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed on April 12, 2002 (File No. 001-13748);

              2. ZiLOG's Current Report on Form 8-K as filed January 30, 2002 (File No. 001-13748) relating to its soliciting approvals of a prepackaged plan of reorganization;

              3. ZiLOG's Current Report on Form 8-K as filed March 4, 2002 (File No. 001-13748) relating to its filing a voluntary petition for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code;

              4. ZiLOG's Current Report on Form 8-K as filed May 15, 2002 (File No. 001-13748), relating to the confirmation of a prepackaged plan of reorganization; and

              5. ZiLOG's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, as filed on May 15, 2002 (File No. 001-13748).

              All documents subsequently filed by ZiLOG pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded will not be deemed to constitute a part of this registration statement, except as so modified or superseded.

              A description of ZiLOG's common stock is located in Part II,
Item 4 of this Registration Statement.


Item 4.       Description of Securities

              ZiLOG's authorized capital stock consists of 40,000,000 shares of common stock, par value $0.01 per share. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. The holders of a majority of the outstanding shares of common stock must approve all matters brought before the stockholders, except as otherwise required by the General Corporation Law of the State of Delaware, or DGCL. The holders of outstanding shares of common stock are entitled to receive dividends or distributions as may be lawfully declared by the board of directors, which board consists of five members and is divided into three classes. In the event that the corporation is dissolved, the holders of common stock would be entitled to share ratably in all assets that may be available for distribution after the satisfaction of ZiLOG's liabilities. The common stock has no preemptive or conversion rights and is not subject to redemption. All outstanding shares of common stock are fully paid and non-assessable.


Item 5.       Interests of Named Experts and Counsel

              Not applicable.

Item 6.       Indemnification of Directors and Officers

              Section 145 of the DGCL permits ZiLOG's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of ZiLOG, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

              Articles X and XI of ZiLOG's Amended and Restated Certificate of Incorporation provides for indemnification of its directors, officers, employees and other agents to the fullest extent permitted by law.

              As permitted by Sections 102 and 145 of the DGCL, ZiLOG's Amended and Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to ZiLOG and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under Section 174 of the DGCL or liability for any breach of the director's duty of loyalty to ZiLOG or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit.

              In addition, ZiLOG maintains officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

Item 7.       Exemption From Registration Claimed

              Not applicable.

Item 8.       Exhibits

    Exhibit Number                                             Documents


         3.1        ZiLOG's Amended and Restated Certificate of Incorporation.

         3.2        ZiLOG's Amended and Restated Bylaws.

         4.1        ZiLOG, Inc. 2002 Omnibus Stock Incentive Plan.


         5.1        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

        23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

        23.2        Consent of Ernst & Young LLP, independent auditors.


        23.3        Consent of KPMG LLP, independent auditors.

        24.1        Power of Attorney (see signature page).


Item 9.       Undertakings
-------------------------------------------------------------------------------

              The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 15th day of May, 2002.

                                       ZiLOG, Inc.


                                       By: /s/ James M. Thorburn
                                           -----------------------------------
                                           James M. Thorburn
                                           Chairman, Chief Executive Officer
                                             and Director



                             POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Thorburn and Daniel M. Jochnowitz, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                             Title                                      Date

 /s/ James M. Thorburn               Chairman, Chief Executive Officer and           May 15, 2002
---------------------------------
James M. Thorburn                    Director


/s/ Michael D. Burger                President and Director                          May 15, 2002
---------------------------------
Michael D. Burger


/s/ Perry Grace                      Vice President and Chief Financial  Officer     May 15, 2002
---------------------------------
Perry Grace


/s/ Joseph Colonnetta                Director                                        May 15, 2002
---------------------------------
Joseph Colonnetta


                                     Director                                        May 15, 2002
---------------------------------
Frederico Faggin

/s/ Sam S. Kim                       Director                                        May 15, 2002
---------------------------------
Sam S. Kim

                                ZiLOG, INC.

                     REGISTRATION STATEMENT ON FORM S-8

                             INDEX TO EXHIBITS


Exhibit
 Number     Documents


 3.1        ZiLOG's Amended and Restated Certificate of Incorporation.

 3.2        ZiLOG's Amended and Restated Bylaws.

 4.1        ZiLOG's 2002 Omnibus Stock Incentive Plan.


 5.1        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1        Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
            Exhibit 5.1).

23.2        Consent of Ernst & Young LLP, independent auditors.


23.3        Consent of KPMG LLP, independent auditors

24.1        Power of Attorney (see signature page).